EXHIBIT 10.6

FORM OF CONSULTING AND NON-COMPETITION AGREEMENT

This CONSULTING AND NON-COMPETITION AGREEMENT (this “Agreement”) is entered into as of this 19th day of May, 2009, by and between Tennessee Commerce Bancorp, Inc., a Tennessee corporation (the “Company”), Tennessee Commerce Bank (the “Bank”) and                        , (the “Executive”).

WHEREAS, Executive is an employee of the Bank who has provided guidance, leadership, and direction in the growth, management, and development of the Company and the Bank and has learned trade secrets, confidential procedures and information, and technical and sensitive plans of the Company and the Bank,

WHEREAS, the Company desires to restrict after the Executive’s separation from service with the Company and the Bank the Executive’s availability to other employers or entities that compete with the Company or the Bank,

WHEREAS, the Company desires to offer to Executive a non-competition and consulting arrangement, and the parties hereto have reached an agreement concerning the arrangement and other matters contained herein and desire to set forth the terms and conditions thereof, and

NOW THEREFORE, in consideration of these premises, the mutual promises and undertakings set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Executive and the Company hereby agree as follows.

1.             Administration of this Agreement.

(a)           Administrator duties. This Agreement shall be administered by the Company’s board of directors or by such committee or person as the board shall appoint (the “Administrator”). The Administrator shall have the discretion and authority to (x) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Agreement and (y) decide or resolve any and all questions that may arise, including interpretations of this Agreement.

(b)           Agents. In the administration of this Agreement the Administrator may employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel, who may be counsel to the Company.

(c)           Binding effect of decisions. The decision or action of the Administrator concerning any question arising out of the administration, interpretation, and application of this Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in this Agreement.

(d)           Indemnity of Administrator. The Company shall indemnify and hold harmless the members of the Administrator against any and all claims, losses, damages, expenses, or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Administrator or any of its members. No individual shall be liable while acting as Administrator for any action or determination made in good faith regarding this Agreement, and any such individual shall be entitled to indemnification and reimbursement in the manner provided in the Company’s Charter and Bylaws and under applicable law.

(e)           Information. To enable the Administrator to perform its functions, the Company shall supply full and timely information to the Administrator on all matters relating to the date and circumstances of the separation from service of the Executive and such other pertinent information as the Administrator may reasonably require.

(f)            Action by the Administrator. In addition to acting at a meeting in accordance with applicable laws, any action of the Administrator concerning this Agreement may be taken by a written instrument signed by the Administrator (including, if the Company’s board of directors or a board committee serves as the Administrator, by written consent in accordance with Tennessee law and the Charter and Bylaws of the Company, and any such action so taken by written consent shall be effective as if it had been taken by a majority of the members at a meeting duly called and held).

2.               Consulting Services.

(a)           Services. For the first 24 months after separation from service, at the sole discretion of the Company the Executive shall provide consulting services as an independent contractor to the Company as and when the Company requests, which services may have to do with any or all phases of the Company’s or the Bank’s business, but particularly concerning those phases in which the Executive has particular expertise and knowledge. The Executive shall devote best efforts to performance of the consulting services hereunder, and shall in a timely manner commit and make available sufficient time to provide the services reasonably requested by the Company. The amount of time in any month for which the Executive provides consulting services under this Agreement shall not exceed 25% of the amount of time for which the Executive provided services to the Company or the Bank each month as an officer or employee before the Executive’s separation from service.

(b)           The Executive shall be an independent contractor. In the Executive’s capacity as a consultant the Executive shall be an independent contractor and shall not operate under the direction or supervision of any officer of the Company or the Bank, except as is necessary to outline the end product of consulting services to be provided by the Executive under this Agreement. The Executive’s services shall not be on a day-to-day regularly scheduled operational basis, and shall be provided only when Executive is reasonably available. The Executive and the Company agree that the Executive shall be, under the terms of this Agreement, an independent contractor and the Executive agrees that the Executive’s rights and privileges and obligations are solely those provided in this Agreement. However, if the Company determines that the consulting payments under this Agreement are compensation for services other than consulting and that the payments are subject to withholding, Social Security, employment, income, and other taxes or assessments under applicable tax law, the payments shall be subject to the required withholdings.

3              Covenants against competition, solicitation, or disclosure of confidential information.

(a)           Competition. For and in consideration of the monthly payments described in section 4 the Executive shall not, either separately, jointly, or in association with others, directly or indirectly, as an agent, employee, owner, partner, stockholder, or otherwise, allow the Executive’s name to be used by, or establish, engage in, or become interested in any business, trade, or occupation similar to the business being conducted by the Company or the Bank, in any county in any of the States of the United States in which the Company’s or the Bank’s business is currently being conducted or is being conducted when the Executive’s separation from service occurs, as long as the Company or the Bank, or any person, firm, or corporation deriving title to the goodwill of, or shares from it, carries on a like business therein. The Company and the Executive acknowledge that during the term of the Executive’s employment the Executive has acquired and will acquire special knowledge and skill that can be used to compete with the Company or the Bank. Furthermore, although not a term or condition of this Agreement, the Company and the Executive acknowledge that the Executive’s services are being and will be used by the Company and the Bank in executive, managerial, and supervisory capacities throughout the areas in which Company and the Bank conduct business.

(b)           Solicitation. For and in consideration of the monthly payments described in section 4, the Executive shall not (x) directly or indirectly solicit or attempt to solicit any customer of the Company or the Bank to accept or purchase financial products or services of the same nature, kind or variety currently being provided to the customer by the Company or the Bank or being provided to the customer by the Company or the Bank when the Executive’s separation from service occurs, (y) directly or indirectly influence or attempt to influence any customer, joint venturer, or other business partner of the Company or the Bank to alter that person or entity’s business relationship with the Company or the Bank in any way, and (z) accept the financial products or services business of any customer or provide financial products or services to any customer on behalf of anyone other than the Company or the Bank. In addition, the Executive shall not solicit or attempt to solicit and shall not encourage or induce in any way any employee, joint venturer, or business partner of the Company or the Bank to terminate an employment or contractual relationship with the Company or the Bank, and shall not hire any person employed by Company or the Bank during the two-year period immediately before the Executive’s employment termination or any person employed by the Company or the Bank during the term of this covenant.

For purposes of this Agreement the term “customer” shall mean any individual, joint venturer, entity of any sort, or other business partner of the Company or the Bank with, for, or to whom the Company or the Bank has provided financial products or services during the final two years of the Executive’s employment with the Company or the Bank, or any individual, joint venturer, entity of any sort, or business partner whom the Company or the Bank has identified as a prospective customer of financial products or services within the final two years of the Executive’s employment with the Company or the Bank. For purposes of this Agreement the term financial products or services shall mean any product or service that a financial institution or a financial holding company could offer by engaging in any activity that is financial in nature or incidental to such a financial activity under Section 4(k) of the Bank Holding Company Act of 1956 and that is offered by the Company, the Bank, or an affiliate on the date of the Executive’s employment termination, including but not limited to banking activities and activities that are closely related and a proper incident to banking, or other products or services of the type in which the Executive was involved during the Executive’s employment with the Company or the Bank. For purposes of this Agreement, the term affiliate means the Bank and any entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

(c)           Disclosure of confidential information. For and in consideration of the monthly payments described in section 4 the Executive shall not reveal to any person, firm, or corporation any confidential information of any nature concerning the Company or the Bank or the business of the Company, the Bank, or affiliates. For purposes of this Agreement the term confidential information shall mean any and all information of the Company, the Bank, or affiliates that the Executive acquires or to which the Executive has access that has not been disclosed publicly by the Company or the Bank and that is not a matter of common knowledge in the fields of work of the Company or the Bank. Confidential information shall include but shall not be limited to trade secrets, technical data, mailing lists, the names of suppliers and customers, and the arrangements made from time to time with suppliers and customers. Despite the foregoing, confidential information excludes information that — as of the date hereof or at any time after the date hereof — is published or disseminated without obligation of confidence or that becomes a part of the public domain (x) by or through action of the Company or the Bank or (y) otherwise than by or at the Executive’s direction. The covenant in this section 4(c) does not prohibit disclosure required by an order of a court having jurisdiction or a subpoena from an appropriate governmental agency or disclosure made by the Executive in the ordinary course of business and within the scope of the Executive’s authority.

(d)           Duration; no impact on existing obligations under law or contract. The covenants in this section 3 shall apply throughout the 24-month period in which the Executive is providing consulting services under section 2, as well as for the entire eight-year period thereafter. The Executive acknowledges and agrees that nothing in this Agreement is intended to or shall have any impact on the Executive’s obligations as an officer or employee of the Company or the Bank to refrain from competing against, soliciting customers, officers, or employees of, or disclosing confidential information of the Company or the Bank while the Executive is serving as an officer or employee of the Company or the Bank or thereafter, whether the Executive’s obligations arise under applicable law or under an employment agreement or otherwise.

(e)           Remedies. The Executive acknowledges and agrees that remedies at law for the Executive’s breach of the covenants contained herein are inadequate and that for violation of the covenants contained herein, in addition to any and all legal and equitable remedies that may be available, the covenants may be enforced by an injunction in a suit in equity without the necessity of proving actual damage, and that a temporary injunction may be granted immediately upon the commencement of any such suit, and without notice. The parties hereto intend that the covenants contained in this section 3 shall be deemed to be a series of separate covenants, one for each county of each state in which the Company or the Bank does business. If in any judicial proceeding a court refuses to enforce any or all of the separate covenants, the unenforceable covenants shall be deemed eliminated from the provisions hereof for the purposes of that proceeding to the extent necessary to permit the remaining separate covenants to be enforced.

Furthermore, if in any judicial proceeding a court refuses to enforce any covenant because of the covenant’s duration or extent, the covenant shall be construed to have only the maximum duration or extent permitted by law.

(f)            Forfeiture of payments under this Agreement. If the Executive breaches any of the covenants in this section 3, the Executive’s right to any of the payments specified in section 4 after the date of the breach shall be forever forfeited and the right of the Executive’s designated beneficiary or estate to any payments under this Agreement shall likewise be forever forfeited. This forfeiture is in addition to and not instead of any injunctive or other relief that may be available to the Company. The Executive further acknowledges and agrees that any breach of any of the covenants in this section 3 shall be deemed a material breach by the Executive of this Agreement.

4.               Consulting and Noncompete Payments.

(a)           Payments. For the Executive’s separation from service and in consideration of the Executive’s support, sponsorship, advisory, and other services provided to the Company and the Bank in accordance with section 2, and in consideration of the Executive’s consulting and noncompete arrangements described in Sections 2 and 3 hereto, the Company shall pay to the Executive the following:

i.              Twenty-four (24) identical monthly payments, with each such payment equal to the Executive’s greatest annual cash compensation (including base salary and bonus) paid in any of the last three full calendar years of employment preceding separation from service, divided by forty-eight (48). Such payments shall begin on the first day of the month following Executive’s separation from service.

ii.             Ninety-six (96) identical monthly payments, with each such payment equal to the Executive’s greatest annual cash compensation (including base salary and bonus) paid in any of the last three full calendar years of employment preceding separation from service, divided by forty-eight (48). Such payments shall begin on the first day of the month following the two-year anniversary of the Executive’s separation from service.

(b)           Death and Disability. Notwithstanding anything herein to the contrary, no amounts are payable under this Agreement in the event of the Executive’s termination of employment as a result of death or disability (as defined in the Executive’s employment agreement). Further, all payments under this Agreement shall cease upon Executive’s death.

5.             Change in Control after Separation from Service.

(a)           Accelerated payment after a Change in Control. If a Change in Control of the Company and/or Bank occurs after the Executive’s separation from service and if when the Change in Control occurs the Executive is receiving the payments under section 4, the Executive shall be entitled to receive in a single lump sum within five days after the date on which the Change in Control occurs all payments not yet made under section 4, without present value discount for the time value of money. If a Change in Control of the Company occurs after the Executive’s separation from service, the obligations of the Executive under sections 2 and 3 shall become null and void immediately after the Change in Control occurs.

(b)           Change in Control defined. For purposes of this Agreement the term Change in Control shall mean a change in control as defined in Code section 409A, including —

1)             Change in ownership. a change in ownership of the Company occurs on the date any one person or group accumulates ownership of Company stock constituting more than 50% of the total fair market value or total voting power of Company stock, or

2)             Change in effective control. (x) any one person or more than one person acting as a group acquires within a 12-month period ownership of Company stock possessing 30% or more of the total voting power of the Company, or (y) a majority of the Company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed in advance by a majority of the Company’s board of directors, or

3)             Change in ownership of a substantial portion of assets. a change in ownership of a substantial portion of the Company’s assets occurs if in a 12-month period any one person or more than one person acting as a group acquires from the Company assets having a total gross fair market value equal to or exceeding 40% of the total gross fair market value of all of the Company’s assets immediately before the acquisition or acquisitions. For this purpose, gross fair market value means the value of the Company’s assets, or the value of the assets being disposed of, determined without regard to any liabilities associated with the assets.

6.             Claims Procedure. A person or beneficiary (“claimant”) who has not received benefits under this Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

(a)           Initiation — written claim. The claimant initiates a claim by submitting to the Administrator a written claim for the benefits. If the claim relates to the contents of a notice received by the claimant, the claim must be made within 60 days after the notice was received by the claimant. All other claims must be made within 180 days after the date of the event that caused the claim to arise. The claim must state with particularity the determination desired by the claimant.

(b)           Timing of Company response. The Administrator shall respond to the claimant within 90 days after receiving the claim. If the Administrator determines that special circumstances require additional time for processing the claim, the Administrator may extend the response period by an additional 90 days by notifying the claimant in writing before the end of the initial 90-day period that an additional period is required. The notice of extension must state the special circumstances and the date by which the Administrator expects to render its decision.

(c)           Notice of decision. If the Administrator denies part or all of the claim, the Administrator shall notify the claimant in writing of the denial. The Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth —

1)              the specific reasons for the denial,

2)             a reference to the specific provisions of the Agreement on which the denial is based,

3)             a description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,

4)             an explanation of this Agreement’s review procedures under section 10 and the time limits applicable to such procedures, and

5)             a statement of the claimant’s right to bring a civil action under ERISA section 502(a) following an adverse benefit determination on review.

7.             Review Procedure. If the Administrator denies part or all of the claim under section 6, the claimant shall have the opportunity for a full and fair review by the Administrator of the denial, as follows —

(a)           Initiation — written request. To initiate the review, the claimant, within 60 days after receiving the Administrator’s notice of denial, must file with the Administrator a written request for review.

(b)           Additional submissions — information access. The claimant shall then have the opportunity to submit written comments, documents, records, and other information relating to the claim. The Administrator shall also provide the claimant, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits.

(c)           Considerations on review. In considering the review, the Administrator shall take into account all materials and information the claimant submits relating to the claim, without regard to whether the information was submitted or considered in the initial benefit determination.

(d)           Timing of Administrator response. The Administrator shall respond in writing to the claimant within 60 days after receiving the request for review. If the Administrator determines that special circumstances require additional time for processing the claim, the Administrator may extend the response period by an additional 60 days by notifying the claimant in writing before the end of the initial 60-day period that an additional period is required. The notice of extension must state the special circumstances and the date by which the Administrator expects to render its decision.

(e)           Notice of decision. The Administrator shall notify the claimant in writing of its decision on review. The Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth —

1)             the specific reason for the denial,

2)             a reference to the specific provisions of the Agreement on which the denial is based,

3)             a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits, and

4)             a statement of the claimant’s right to bring a civil action under ERISA section 502(a).

8.             Unfunded Plan. The Executive and the Company do not intend that the amounts payable hereunder be held by the Company in trust or as a segregated fund for the Executive or any other person entitled to payments hereunder. The benefits provided under this Agreement shall be payable solely from the general assets of the Company. Neither the Executive nor any other person entitled to payments hereunder shall have any interest in any assets of the Company because of this Agreement. The Company’s obligation under this Agreement shall be merely that of an unfunded and unsecured promise on the Company’s part to pay money in the future. The rights accruing to the Executive or any beneficiary hereunder shall be solely those of an unsecured creditor of the Company. If this Agreement is deemed to be a pension plan, the Executive and the Company intend that it be unfunded for Federal income tax purposes as well as for purposes of ERISA.

9              Payments and Funding. Any payments under this Agreement shall be independent of and in addition to those under any other plan, program, or agreement that may be in effect between the parties hereto or any other compensation payable to the Executive by the Company or the Bank. In its sole discretion the Company may purchase an insurance policy on the Executive’s life. Executive agrees to promptly supply to the Company and its selected or prospective insurance carrier, upon request, any and all information requested to enable the insurance carrier to evaluate the risks associated with providing the insurance requested by the Company. Any and all rights to any and all benefits under the insurance policy on the Executive’s life shall be solely the property of the Company and all proceeds of the policy shall be payable by the insurer solely to the Company as owner of such policy. The Executive specifically waives any rights in any insurance policy on the Executive’s life owned by the Company under this Agreement. Any such insurance policy shall not serve in any way as security to the Executive for the Company’s performance under this Agreement. Any insurance on the Executive’s life is a general asset of the Company to which the Executive and the Executive’s designated beneficiary have no preferred or secured claim.

10.         Assignment of Rights; Spendthrift Clause. None of the Executive, the Executive’s estate, or the Executive’s beneficiary shall have any right to sell, assign, transfer, pledge, attach, encumber, or otherwise convey the right to receive any payment hereunder. To the extent permitted by law, benefits payable under this Agreement shall not be subject to the claim of any creditor of the Executive, the Executive’s estate, or the Executive’s designated beneficiary or subject to any legal process by any creditor of the Executive, the Executive’s estate, or the Executive’s designated beneficiary.

11.         Suicide. If the Executive commits suicide within two years after the date of this Agreement, all payments provided for herein shall be forfeited.

12.         Binding Effect. This Agreement shall bind the Executive, the Company, and their beneficiaries, survivors, executors, successors and assigns, administrators, and transferees.

13.         Successors; Binding Agreement. By an assumption agreement in form and substance satisfactory to the Executive, the Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement had no succession occurred.

14.         Amendment of Agreement. This Agreement may not be altered or amended except by a written agreement signed by the Company and by the Executive. However, if the Company determines to its reasonable satisfaction that an alteration or amendment of this Agreement is necessary or advisable so that the Agreement complies with the Code or any other applicable tax law, then upon written notice to Executive the Company may unilaterally amend this Agreement in such manner and to such an extent as the Company reasonably considers necessary or advisable to ensure compliance with the Code or other applicable tax law. Nothing in this section 14 shall be deemed to limit the Company’s right to terminate this Agreement at any time and without stated cause.

15.         Interpretation. Caption headings and subheadings herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Words used in the singular in this Agreement shall include the plural and words used in the masculine shall include the feminine.

16.         Severability. If any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held invalid, and each such other provision shall continue in full force and effect to the full extent consistent with law. If any provision of this Agreement is held invalid in part, such invalidity shall not affect the remainder of the provision not held invalid, and the remainder of such provision together with all other provisions of this Agreement shall continue in full force and effect to the full extent consistent with law.

17.         Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Tennessee, except to the extent preempted by the laws of the United States of America.

18.         Entire Agreement. This Agreement constitutes the entire agreement between the Bank and the Executive concerning the subject matter. No rights are granted to the Executive under this Agreement other than those specifically set forth.

19.         No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Company or the Bank nor does it interfere with the Company’s or the Bank’s right to discharge the Executive.

20.         Tax Withholding. If taxes are required by the Code or other applicable tax law to be withheld by the Company from payments under this Agreement, the Company shall withhold any taxes that are required to be withheld.

21.         Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice. If to the Company, notice shall be given to the board of directors, Tennessee Commerce Bancorp, Inc., 381 Mallory Station Road, Suite 207, Franklin, Tennessee 37067, or to such other or additional person or persons as the Company shall have designated to the Executive in writing. If to the Executive, notice shall be given to the Executive at the Executive’s address appearing on the Company’s records, or to such other or additional person or persons as the Executive shall have designated to the Company in writing.

22.         Compliance with Code Section 409A. The Company and the Executive intend that their exercise of authority or discretion under this Agreement shall comply with Code section 409A. Notwithstanding the applicable provisions of this Agreement regarding timing of payments, the following special rules shall apply if the stock of the Company is publicly traded at the time of the Executive’s termination of employment in order for this Agreement to comply with section 409A of the Internal Revenue Code (the “Code”): (i) to the extent the Executive is a “specified employee” (as defined under section 409A of the Code) at the time of a distribution and to the extent such applicable provisions of section 409A of the Code and the regulations thereunder require a delay of such distributions by a six-month period after the date of such Executive’s separation from service with the Company, no such distribution shall be made prior to the date that is six months after the date of the Executive’s separation from service with the Company, and (ii) any such delayed payments shall be paid to the Executive in a single lump sum within five business days after the end of the six-month delay. Notwithstanding anything herein to the contrary in this Agreement, to the extent that any benefit under this Agreement that is nonqualified deferred compensation (within the meaning of Section 409A of the Internal Revenue Code) is payable upon Executive’s termination of employment, such payment(s) shall be made only upon Executive’s “Separation from Service” pursuant to the default definition in Treasury Regulation section 1.409A-1(h).

23.         EESA Limitations. Notwithstanding anything herein to the contrary, the terms of this Agreement shall be construed subject to the limitations of the Emergency Economic Stabilization Act of 2008, as amended (“EESA”). It is expressly understood that this Agreement will be enforced in a manner which is consistent with Section 111 of EESA, as amended, and rules and regulations currently issued and to be issued thereunder. Until such time that the United States Treasury ceases to own any debt or equity or equity securities of the Company acquired pursuant to the Capital Purchase Program, the Company and Executive agree that all payments under this Agreement shall be limited to the extent necessary to comply with Section 111 of EESA, as amended. In the event of Executive’s termination of employment, payments to the Executive shall not be made to the extent that the payment would otherwise constitute a “golden parachute” as defined under Section 111(a) of the EESA and any regulations issued thereunder.

24.         280G Limitations. Notwithstanding anything herein to the contrary, to the extent that payments under this Agreement would be “parachute payments,” such payments shall be reduced to the extent that payments hereunder, when aggregated with all other “parachute payments,” would not create an “excess parachute payment” as such terms are defined in Section 280G of the Code, as subsequently amended.

25            Termination for Cause. Notwithstanding anything herein to the contrary, nothing is payable to Executive under this Agreement in the event the Executive’s employment is terminated for “Cause.” For purposes of this Agreement, “Cause” means (a) fraud; (b) embezzlement; (c) conviction of or plea of nolo contendere by the Executive of any felony; (d) a material breach of, or the willful failure or refusal by the Executive to perform and discharge the Executive’s duties, responsibilities and obligations under this Agreement; (e) any act of moral turpitude or willful misconduct by the Executive intended to result in personal enrichment of the Executive at the expense of the Company, or any of its affiliates or which has a material adverse impact on the business or reputation of the Company or any of its affiliates (such determination to be made by the Company’s board of directors (the “Board”) in its reasonable judgment); (f) intentional material damage to the property or business of the Company; (g) gross negligence; or (h) the ineligibility of the Executive to perform his duties because of a ruling, directive or other action by any agency of the United States or any state of the United States having regulatory authority over the Company; but in each case only if (1) the Executive has been provided with written notice of any assertion that there is a basis for termination for cause which notice shall specify in reasonable detail specific facts regarding any such assertion, (2) such written notice is provided to the Executive a reasonable time (and in any event no less than three business days) before the Board meets to consider any possible termination for cause, (3) at or prior to the meeting of the Board to consider the matters described in the written notice, an opportunity is provided to the Executive and his counsel to be heard before the Board with respect to the matters described in the written notice, (4) any resolution or other Board action held with respect to any deliberation regarding or decision to terminate the Executive for cause is duly adopted by a vote of at least two-thirds of the entire Board (excluding the Executive) at a meeting of the Board duly called and held, and (5) the Executive is promptly provided with a copy of the resolution or other corporate action taken with respect to such termination. No act or failure to act by the Executive shall be considered willful unless done or omitted to be done by him not in good faith and without reasonable belief that his action or omission was in the best interests of the Company. The unwillingness of the Executive to accept any or all of a material change in the nature or scope of his position, authorities or duties, a reduction in his total compensation or benefits, a relocation that he deems unreasonable in light of his personal circumstances, or other action by or request of the Company in respect of his position, authority, or responsibility that he reasonably deems to be contrary to this Agreement, may not be considered by the Board to be a failure to perform or misconduct by the Executive.

IN WITNESS WHEREOF, the Executive and a duly authorized officer of the Company have executed this Consulting and Non-Competition Agreement as of the date first written above.

EXECUTIVE	COMPANY
Tennessee Commerce Bancorp, Inc.

By:

Its:

Attest:	Attest:

print name:	print name:

BANK
Tennessee Commerce Bank
By:

Its:

Attest:

print name:

EXHIBIT A

BENEFICIARY DESIGNATION

TENNESSEE COMMERCE BANCORP, INC.
CONSULTING AND NON-COMPETITION AGREEMENT

I,                       , designate the following as beneficiary of any death benefits under this Consulting and Non-Competition Agreement —

Primary:

Contingent:

Note: To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.

I understand that I may change these beneficiary designations by filing a new written designation with Tennessee Commerce Bancorp, Inc. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

Signature:

Date:	, 20

Accepted by the Tennessee Commerce Bancorp, Inc. this day of , 20

By:

Print Name:

Title:

A-1